Exhibit 99.2

FOR IMMEDIATE RELEASE

May 7, 2020

Discovery Announces Cash Tender Offers for Up to $1,500,000,000 Aggregate Principal

Amount of Certain Senior Notes

SILVER SPRING, Md. – May 7, 2020 – Discovery, Inc. (the “Company”) (Nasdaq: DISCA, DISCB, DISCK) today announced the commencement of (i) a cash tender offer (the “Any and All Offer”) by its wholly-owned subsidiary, Discovery Communications, LLC (“DCL”), for any and all of the outstanding senior notes listed in Table 1 below (collectively, the “Any and All Notes” and (ii) cash tender offers (collectively, the “Waterfall Offer”) by DCL and its wholly-owned subsidiary Scripps Networks Interactive, Inc. (“SNI” and together with DCL, the “Offerors”) for up to $1,500,000,000 less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Offer (the “Maximum Waterfall Tender Amount”) aggregate principal amount of the senior notes listed in Table 2 below (collectively, the “Waterfall Notes”). The Any and All Offer and the Waterfall Offer are referred to collectively in this press release as the “Tender Offers” and the Any and All Notes and Waterfall Notes are referred to collectively as the “Notes.”

The following table sets forth certain information regarding the Any and All Notes:

Table 1

Title of Security (1)	Principal Amount Outstanding	Offeror	CUSIP Number	Reference U.S. Treasury Security	Bloomberg Reference	Fixed Spread (basis points)
4.375% Senior Notes due 2021	$640,000,000	DCL	25470DAE9	0.125% due April 30, 2022	FIT1	100
3.300% Senior Notes due 2022	$496,000,000	DCL	25470DAF6	0.125% due April 30, 2022	FIT1	110
3.500% Senior Notes due 2022	$345,894,000	DCL	25470DBA6	0.125% due April 30, 2022	FIT1	110

(1)

The Total Consideration will be determined taking into account the par call date, if applicable, for such series of Any and All Notes. In addition, holders whose Any and All Notes are accepted will also receive accrued interest on such Any and All Notes.

The following table sets forth certain information regarding the Waterfall Notes:

Table 2

Title of Security (1)	Principal Amount Outstanding	Offeror	CUSIP Number	Acceptance Priority Level	Early Tender Premium (2)	Reference U.S. Treasury Security	Bloomberg Reference	Fixed Spread (basis points)
3.500% Senior Notes due 2022	$54,088,000	SNI	811065AF8	1	$50	0.125% due April 30, 2022	FIT1	110
3.250% Senior Notes due 2023	$350,000,000	DCL	25470DAH2	2	$50	0.25% due April 15, 2023	FIT1	120
2.950% Senior Notes due 2023	$1,166,773,000	DCL	25470DAQ2	3	$50	0.25% due April 15, 2023	FIT1	110
3.800% Senior Notes due 2024	$450,000,000	DCL	25470DAM1	4	$50	0.375% due April 30, 2025	FIT1	155
3.900% Senior Notes due 2024	$11,920,000	SNI	811065AC5	5	$50	0.375% due April 30, 2025	FIT1	175
3.900% Senior Notes due 2024	$486,215,000	DCL	25470DBC2	6	$50	0.375% due April 30, 2025	FIT1	175

(1)

The Total Consideration will be determined taking into account the par call date, if applicable, for such series of Waterfall Notes. In addition, holders whose Waterfall Notes are accepted will also receive accrued interest on such Waterfall Notes.

(2)

The Total Consideration payable for each $1,000 principal amount of Waterfall Notes validly tendered at or prior to the Waterfall Early Tender Deadline and accepted for purchase includes the applicable Early Tender Premium.

The Tender Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase dated May 7, 2020 (the “Offer to Purchase”). The Any and All Offer will expire at 5:00 p.m., New York City time, on May 13, 2020, unless extended or earlier terminated (the “Any and All Expiration Date”). The Waterfall Offer will expire at 12:00 midnight, New York City time, on June 4, 2020 (one minute after 11:59 p.m., New York City time, on June 4, 2020), unless extended or earlier terminated (the “Waterfall Expiration Date”). Tenders of Any and All Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 13, 2020 (the “Any and All Withdrawal Deadline”) and tenders of the Waterfall Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 20, 2020 (the “Waterfall Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offers for each series of Notes that are validly tendered and not validly withdrawn and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable Reference U.S. Treasury Security specified in the applicable table above and in the Offer to Purchase (the “Total Consideration”). Holders of Waterfall Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on May 20, 2020 (the “Waterfall Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Waterfall Notes who validly tender their Waterfall Notes following the Waterfall Early Tender Deadline and on or prior to the Waterfall Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 2:00 p.m., New York City Time, on May 13, 2020 for the Any and All Notes (the “Any and All Price Determination Date”) and at 10:00 a.m., New York City Time, on May 21, 2020 for the Waterfall Notes (the “Waterfall Price Determination Date”), unless extended.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase.

The settlement date for Any and All Notes that are validly tendered on or prior to the Any and All Expiration Date is expected to be May 18, 2020, three business days following the Any and All Expiration Date (the “Any and All Settlement Date”).

The settlement date for Waterfall Notes that are validly tendered on or prior to the Waterfall Early Tender Deadline is expected to be May 22, 2020, one business day following the Waterfall Price Determination Date (the “Waterfall Early Settlement Date”). The settlement date for Waterfall Notes that are tendered following the Waterfall Early Tender Deadline but on or prior to the Waterfall Expiration Date is expected to be June 8, 2020, two business day following the Waterfall Expiration Date (the “Waterfall Final Settlement Date”), assuming the Maximum Waterfall Tender Amount is not purchased on the Waterfall Early Settlement Date.

Subject to the Maximum Waterfall Tender Amount, all Waterfall Notes validly tendered and not validly withdrawn on or before the Waterfall Early Tender Deadline having a higher Acceptance Priority Level (as shown in Table 2 above, with 1 being the highest) will be accepted before any tendered Waterfall Notes having a lower Acceptance Priority Level (with 6 being the lowest), and all Waterfall Notes validly tendered after the Waterfall Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Waterfall Notes tendered following the Waterfall Early Tender Deadline having a lower Acceptance Priority Level. However, even if the Waterfall Offer is not fully subscribed as of the Waterfall Early Tender Deadline, subject to the Maximum Waterfall Tender Amount, Waterfall Notes validly tendered and not properly withdrawn at or prior to the Waterfall Early Tender Deadline will be accepted for purchase in priority to other Waterfall Notes tendered following the Waterfall Early Tender Deadline, even if such Waterfall Notes tendered following the Waterfall Early Tender Deadline have a higher Acceptance Priority Level than Waterfall Notes tendered at or prior to the Waterfall Early Tender Deadline.

Waterfall Notes of a series may be subject to proration if the aggregate principal amount of the Waterfall Notes of such series validly tendered and not properly withdrawn would cause the Maximum Waterfall Tender Amount to be exceeded. Furthermore, if the Waterfall Offer is fully subscribed as of the Waterfall Early Tender Deadline, holders who validly tender Waterfall Notes following the Waterfall Early Tender Deadline but at or prior to the Waterfall Expiration Date will not have any of their Waterfall Notes accepted for purchase.

The Offerors’ obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offers is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the receipt of gross proceeds from the Offerors’ concurrent registered public offering of senior notes, which the Offerors expect to announce the concurrent registered public offering of senior notes in a separate press release. The

Offerors reserve the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the Maximum Waterfall Tender Amount; or (iv) otherwise amend the Tender Offers in any respect.

J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC are acting as the dealer managers for the Tender Offers. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. at (866) 864-7964 (U.S. toll-free) or (212) 269-5550 (banks and brokers), via email at disca@dfking.com or online at www.dfking.com/discovery. Questions regarding the Tender Offers should be directed to J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free), RBC Capital Markets, LLC at (212) 618-7843 or (877) 381-2099 (toll-free) and Goldman Sachs & Co. LLC at (212) 357-1452 or (800) 828-3182 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Discovery

Discovery is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, as well as the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.